805 Third Avenue Suite 1430 New York, New York 10022 212.868.3669 212.838.2676/Fax www.rbsmllp.com

August 13, 2015

VIA EMAIL (robbinscr@spriza.com)

Board of Directors
Spriza, Inc.
Mr. Chris Robbins
Chief Financial Officer
111 Penn Street
El Segundo, CA 90245

Dear Mr. Robbins:

It has been brought to our attention Spriza, Inc. (Commission file No. 3333-185669, the “Company”) filed its June 30, 2015 Quarterly Report on SEC Form 10-Q with the Securities & Exchange Commission on August 12, 2015.

The filing includes unaudited financial statements for the six months ended June 30, 2015.

We advise the Company’s management that our firm did not perform a pre-issuance review of the Registrant’s unaudited interim financial statements included in the above referenced Quarterly Report as required by SEC Rule 10-1 (d) of Regulation S-X.

We request the Company take immediate and corrective actions concerning compliance with the pre-issuance review requirements, including the filing of:

•           SEC Form 8-K, under item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

•           An amendment to the Quarterly Report with the SEC disclosing the unaudited interim financial statements have not been reviewed by its independent registered public accounting firm as required by Regulation S-X.

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           Should you have any questions, do not hesitate in contacting me at pstefanou@rbsmllp.com or at 917.229.4610.

Sincerely, RBSM LLP Peter Stefanou, CPA

cc:	Office of the Chief Accountant Securities and Exchange Commission 100 F Street, North East Washington, D.C. 20549 (Via FAX)

New York, NY Washington DC Mumbai, India Athens, Greece San Francisco, CA Beijing, China
Member of ANTEA International with offices worldwide